SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions; Item 7.01. Regulation FD Disclosure; and Item 8.01. Other Events.

As disclosed in Kraft Foods Inc.’s (the “Company”) Annual Report on Form 10-K, filed with the SEC on March 10, 2006, the Company has announced certain organizational changes and realignments that result in changes to its business segment reporting structure, beginning in the first quarter of 2006.

These changes are:

•                  To better integrate the Canadian business into the Company’s North American Business by product category, the operating results of the Company’s Canadian business will be reported throughout the North American food segments.

•                  Reflecting a reorganization within Europe, the operating results of the Company’s international businesses will be reported in two revised segments—European Union; and Developing Markets, Oceania and North Asia, the latter including the former Eastern Europe, Middle East and Africa, Latin America and Asia Pacific regions.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the Company’s unaudited financial schedules which provide information regarding volume, net revenues and operating companies income for 2003, 2004 and 2005, reconciling the prior reporting segments structure with the new reporting segments structure. All amounts are reported figures in accordance with U.S. GAAP, including all restructuring and impairment charges.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Financial Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ James P. Dollive
Name:	James P. Dollive
Title:	Executive Vice President and Chief Financial Officer

Date: March 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Schedules